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                                                                    EXHIBIT 99.1

PRESS RELEASE DATED APRIL 4, 2001.

TREND MINING COMPANY
401 Front Avenue, 2nd Floor, Suite 1
Coeur d'Alene, Idaho, 83814
Phone: 208-664-8095 Fax: 208-667-9616
www.trendmining.com
kurt@trendmining.com

PRESS RELEASE CONTACT: Kurt Hoffman, President
April 4, 2001 208-664-8095

TREND MINING COMPANY REINCORPORATES IN DELAWARE

Coeur d'Alene, ID. - Trend Mining Company (TRDM) is pleased to announce that it has successfully accomplished all Montana and Delaware state administrative requirements necessary to reincorporate in the state of Delaware. The Trend Mining Company reincorporation in Delaware became effective March 28, 2001.

Trend Mining Company is a leading platinum group element exploration company with properties at 16 separate prospective sites throughout North America, covering more than 100,000 acres.

FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO SUBSTANTIAL RISKS AND UNCERTAINTIES, MANY OF WHICH THE COMPANY CANNOT ACCURATELY PREDICT OR CONTROL. THESE AND OTHER RISKS AND UNCERTAINTIES ARE DISCUSSED IN MORE DETAIL IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE "RISK FACTORS" CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED SEPTEMBER 30, 2000.


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